                           AMENDED AND RESTATED BYLAWS


                                       OF


                               DAOU SYSTEMS, INC.

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               DAOU SYSTEMS, INC.



                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.  PRINCIPAL OFFICES . . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.  OTHER OFFICES . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.  ANNUAL MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . 1
     Section 2.  SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 3.  PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . 2
     Section 4.  NOTICE OF SHAREHOLDERS' MEETINGS. . . . . . . . . . . . . . . 2
     Section 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. . . . . . . . . 2
     Section 6.  ADJOURNED MEETING AND NOTICE THEREOF. . . . . . . . . . . . . 3
     Section 7.  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 8.  VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. . . . . . 4
     Section 10.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. . . 5
     Section 11.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING
                   CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 12.  PROXIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 13.  INSPECTORS OF ELECTION . . . . . . . . . . . . . . . . . . . 6

ARTICLE III DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 1.  POWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 2.  NUMBER AND QUALIFICATION OF DIRECTORS . . . . . . . . . . . . 8
     Section 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS. . . . . . . . . . . 9
     Section 4.  VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 5.  PLACE OF MEETINGS AND TELEPHONIC MEETINGS . . . . . . . . . .10
     Section 6.  ANNUAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . .10
     Section 7.  OTHER REGULAR MEETINGS. . . . . . . . . . . . . . . . . . . .10
     Section 8.  SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . .10
     Section 9.  WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . .10
     Section 10.  QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 11.  ADJOURNMENT. . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 12.  NOTICE OF ADJOURNMENT. . . . . . . . . . . . . . . . . . . .11
     Section 13.  ACTION WITHOUT MEETING . . . . . . . . . . . . . . . . . . .11
     Section 14.  FEES AND COMPENSATION OF DIRECTORS . . . . . . . . . . . . .11

                                                                            PAGE
                                                                            ----

ARTICLE IV COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 1.  COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . .12
     Section 2.  MEETINGS AND ACTION OF COMMITTEES . . . . . . . . . . . . . .12

ARTICLE V OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 1.  OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 2.  ELECTION OF OFFICERS. . . . . . . . . . . . . . . . . . . . .13
     Section 3.  SUBORDINATE OFFICERS, ETC.. . . . . . . . . . . . . . . . . .13
     Section 4.  REMOVAL AND RESIGNATION OF OFFICERS . . . . . . . . . . . . .13
     Section 5.  INABILITY TO ACT. . . . . . . . . . . . . . . . . . . . . . .14
     Section 6.  VACANCIES IN OFFICES. . . . . . . . . . . . . . . . . . . . .14
     Section 7.  CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . .14
     Section 8.  PRESIDENT . . . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 9.  VICE PRESIDENTS . . . . . . . . . . . . . . . . . . . . . . .14
     Section 10.  SECRETARY. . . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 11.  CHIEF FINANCIAL OFFICER. . . . . . . . . . . . . . . . . . .15
     Section 12.  SALARIES . . . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE VII RECORDS AND REPORTS. . . . . . . . . . . . . . . . . . . . . . . .16
     Section 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER. . . . . . . . .16
     Section 2.  MAINTENANCE AND INSPECTION OF BYLAWS. . . . . . . . . . . . .17
     Section 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS . . . .17
     Section 4.  INSPECTION BY DIRECTORS . . . . . . . . . . . . . . . . . . .17
     Section 5.  ANNUAL REPORT TO SHAREHOLDERS . . . . . . . . . . . . . . . .17
     Section 6.  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . .17
     Section 7.  ANNUAL STATEMENT OF GENERAL INFORMATION . . . . . . . . . . .18

ARTICLE VIII GENERAL CORPORATE MATTERS . . . . . . . . . . . . . . . . . . . .19
     Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING . . . .19
     Section 2.  CHECK, DRAFTS, EVIDENCES OF INDEBTEDNESS. . . . . . . . . . .19
     Section 3.  CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED . . . . . .19
     Section 4.  CERTIFICATES FOR SHARES . . . . . . . . . . . . . . . . . . .19
     Section 5.  LOST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .20
     Section 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS. . . . . . . .20

                                                                            PAGE
                                                                            ----

ARTICLE IX AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 1.  AMENDMENT BY SHAREHOLDERS . . . . . . . . . . . . . . . . . .20
     Section 2.  AMENDMENT BY DIRECTORS. . . . . . . . . . . . . . . . . . . .21

ARTICLE X GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 1.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 2.  CONSTRUCTION AND DEFINITIONS. . . . . . . . . . . . . . . . .21

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               DAOU SYSTEMS, INC.



                                    ARTICLE I

                                     OFFICES


          Section 1. PRINCIPAL OFFICES. The principal executive office of Daou Systems, Inc. ("CORPORATION"), will be at such place inside or outside the State of California as the Board of Directors may determine from time to time.

          Section 2. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


          Section 1. ANNUAL MEETINGS OF SHAREHOLDERS. The annual meeting of shareholders of the Corporation for the election of directors to succeed those whose terms expire and for transaction of such other business as may properly come before the meeting will be held between 30 and 120 days following the end of the fiscal year of the Corporation and at such place as may be determined by the Board of Directors. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

          Section 2. SPECIAL MEETINGS. A special meeting of the shareholders, for any purpose whatsoever, unless otherwise prescribed by statute may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more shareholders of the Corporation holding not less than ten percent (10%) of the voting power of the Corporation.

          If a special meeting is called by any person or persons other than the Board of Directors, the request will be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and will be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. The officer receiving such request forthwith will cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of SECTIONS 4 AND 5 of this ARTICLE II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this SECTION 3 will be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

          Section 3. PLACE OF MEETINGS. All meetings of the shareholders will be at any place within or outside the State of California designated by either the Board of Directors or by written consent of the holders of a majority of the shares entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders' meetings will be held at the principal executive office of the Corporation.

          Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders of the Corporation will be sent or otherwise given in accordance with SECTION 5 of this ARTICLE II not less than ten (10) days (or if sent by third-class mail, 30 days) nor more than sixty (60) days before the date of the meeting being noticed. The notice will specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted or (ii) in the case of the annual meetings, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders, but subject to Section 601(f) of the California Corporations Code any proper matter may be presented at the meeting for shareholder action, and
(iii) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of giving of the notice to be presented by management for election.

          If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California,
(ii) an amendment of the Restated Articles of Incorporation, pursuant to
Section 902 of such Code, (iii) a reorganization of the Corporation, pursuant to
Section 1201 of such Code, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of such Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of such Code, the notice will also state the general nature of such proposal.

          Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders of the Corporation will be given in writing to each shareholder entitled to vote, either personally or by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date of the meeting in which case notice may be sent by third-class mail) or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice will be deemed to have been given if sent by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice will be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

          If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports will be deemed to have been duly given without further mailing if the same will be available to the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice.

          An affidavit of the mailing or other means of giving any notice of any shareholders' meeting will be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving such notice, and will be filed and maintained in the minute book of the Corporation.

          Section 6. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the voting shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in SECTION 6 of this ARTICLE II.

          When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors will set a new record date. Notice of any such adjourned meeting, if required, will be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of SECTIONS 4 AND 5 of this ARTICLE II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

          Section 7. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting of shareholders will constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken
(other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

          Section 8. VOTING. The shareholders entitled to vote at any meeting of shareholders will be determined in accordance with the provisions of
SECTION 11 of this ARTICLE II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a Corporation or in joint ownership). Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a shareholder at any election and before the voting begins. Any shareholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting on any matter (other than the election of directors), provided that the shares voting affirmatively must also constitute at least a majority of the required quorum, will be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the Restated Articles of Incorporation.

          At a shareholders' meeting involving the election of directors, no shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder will think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares are elected.

          Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, will be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of SECTION 4 of this ARTICLE II, the waiver of notice or consent will state the general nature of such proposal. All such waivers, consents or approvals will be filed with the corporate records or made a part of the minutes of the meeting.

          Attendance of a person at a meeting will also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

          Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, will be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent will be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents will be filed with the Secretary of the Corporation and will be maintained in the corporate records.

               Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holder, may revoke the consent by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

          If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders will not have been received, the Secretary will give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice will be given in the manner specified in SECTION 5 of this ARTICLE II.
In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the Corporation, pursuant to Section 317 of such Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of such Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of such Code, such notice will be given at least ten (10) days before the consummation of any such action authorized by any such approval.

          Section 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which will not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to such action without a meeting, and in such case only shareholders of the Corporation of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid, except as otherwise provided in California General Corporation Law.

          If the Board of Directors does not so fix a record date:

               (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting,
          (i) when no prior action by the Board has been taken, will be the day on which the first written consent is given, or (ii) when prior action of the Board of Directors has been taken, will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

          Section 12. PROXIES. Every person entitled to vote for directors or on any other matter will have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy will be deemed signed if the shareholder's name is placed on the proxy (whether if by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable will continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy presented to the meeting and executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or
(ii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided, however, that no such proxy will be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable will be governed by the provisions of Section 705(e) and (f) of the Corporations Code of California.

          Section 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholders proxy will, appoint inspectors of election at the meeting. The number of inspectors will be either one (1) or three (3). If inspectors are appointed at a meeting at the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting will determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy will, appoint a person to fill such vacancy.

          The duties of these inspectors will be as follows:

               (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

               (b)  Receive votes, ballots or consents;

               (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

               (d)  Count and tabulate all votes or consents;

               (e)  Determine when the polls will close;

               (f)  Determine the result; and

               (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE III

                                    DIRECTORS


          Section 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Restated Articles of Incorporation or these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation will be managed and all corporate powers will be exercised by or under the direction of the Board of Directors.

          Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors will have the power and authority to:

               (a) Select and remove all officers, agents, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Restated Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

               (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or outside the State of California; designate any place within or without the State for the holding of any shareholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms will at all times comply with the provisions of law.

               (c) Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled or tangible or intangible property actually received.

               (d) Borrow money and incur indebtedness for the purposes of the Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

          Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the Corporation will be fixed at seven (7). Until either
(i) the Original Investors (as defined below) in the aggregate are no longer the record and beneficial owners of at least 500,000 shares of the Corporation's Common Stock and/or Series A Preferred Stock or (ii) until the Corporation will have completed an initial public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale to the public of capital stock of the Company, at least three (3) of the directors will be "INDEPENDENT" directors.

          For this purpose a director will be deemed to be "INDEPENDENT" if he or she is not an affiliate of the Corporation (but for his or her status as a director) or an officer or employee of the Corporation or any of its subsidiaries and has no familial relationship (by blood or marriage) with the record or, to the knowledge of the Corporation, beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the corporation or any relationship with the Corporation or any of its officers or directors or any such 5% stockholder which is material to such director. Any determination by a majority of the whole Board that any director meets the foregoing qualifications will be deemed final and binding for all purposes. An "AFFILIATE" of the Corporation is a person or entity controlling, controlled by or under common control with, the Corporation, directly or indirectly through one or more intermediaries. "ORIGINAL INVESTORS" is defined as Galen
Partners II, L.P., Galen Partners International II, L.P., Galen Employee
Fund, L.P. and (Trident).

          The number of shares of Common Stock and Series A Preferred Stock referred to above (500,000) will be appropriately and proportionately adjusted (as determined by the Board) in the event (A) the Corporation will issue additional shares of Series A Preferred Stock or Common Stock in a stock dividend, stock distribution or subdivision, or (B) the outstanding shares of Series A Preferred Stock or Common Stock will be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of such stock, or
(C) the outstanding shares of Series A Preferred Stock or Common Stock are converted into a different number or class of shares of the Corporation as a result of a consolidation or merger of the Corporation with or into another corporation.

          Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors will be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, will hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Directors need not be Shareholders.

          Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the written consent of holders of all outstanding shares entitled to vote. Each director so elected will hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

          A vacancy or vacancies in the Board of Directors will be deemed to exist in the case of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

          The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent will require the consent of a majority of the outstanding shares entitled to vote.

          Any director may resign upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. A resignation will be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

          No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of his term of office.

          Section 5. PLACE OF MEETINGS AND TELEPHONIC MEETINGS. Regular meetings of the Board of Directors may be held at any place within or without the State that has been designated from time to time by resolution of the Board of Directors. In the absence of such designation, regular meetings will be held at the principal executive office of the Corporation. Special meetings of the board will be held at any place within or without the State that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors will be deemed to be present in person at such meeting.

          Section 6. ANNUAL MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors will hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting will not be required.

          Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors will be held without call at such time as will from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

          Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, President, any Vice President, Secretary or any two (2) directors.

          Written notice of the time and place of special meeting will be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the Corporation. In case such notice is mailed, it will be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it will be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

          Section 9. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, will be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals will be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

          Section 10. QUORUM. A one-third of the authorized number of directors will constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code of California (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

          Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place will be given prior to the time of the adjourned meeting, in the manner specified in SECTION 8 of this ARTICLE III, to the directors who were not present at the time of the adjournment.

          Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors will individually or collectively consent in writing to such action. Such action by written consent will have the same force and effect as a unanimous vote by the Board of Directors. Such written consent or consents will be filed with the minutes of the proceedings of the Board.

          Section 14. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained will be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

                                   ARTICLE IV

                                   COMMITTEES


          Section 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, will have all the authority of the Board of Directors, except with respect to:

               (a) The approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

               (b) The filling of vacancies on the Board of Directors or in any committee;

               (c) The fixing of compensation of the directors for serving on the Board or on any committee;

               (d)  The adoption, amendment or repeal of Bylaws;

               (e) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

               (f) A distribution to the shareholders of the Corporation, except at a rate or in a period amount or within a price range determined by the Board of Directors; or

               (g) The appointment of any other committees of the Board of Directors or the members thereof.

          Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees will be governed by, and held and taken in accordance with, the provisions of ARTICLE III of these Bylaws, SECTIONS 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (dispensing with notice), 10 (quorum), 11 (adjournment), 12 (notice of adjournment) and 13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                    ARTICLE V

                                    OFFICERS


          Section 1. OFFICERS. The officers of the Corporation will be a President, a Secretary and a Chief Financial Officer all of which will be chosen by the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
SECTION 3 of this ARTICLE V. Any number of offices may be held by the same person.

          Section 2. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
SECTION 3 of this ARTICLE V, will be chosen by the Board of Directors, and each will serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

          Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom will hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

          Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of all of the members of the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice of said resignation to the Corporation. Any such resignation will take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

          Section 5. INABILITY TO ACT. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

          Section 6. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          Section 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, will, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board will in addition be the Chief Executive Officer of the Corporation and will have the powers and duties prescribed in SECTION 8 of this ARTICLE V.

          Section 8. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President will be the Chief Executive Officer of the Corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He will preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He will have the general powers and duties of management usually vested in the office of President of a Corporation, and will have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

          Section 9. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, will perform all the duties of the President, and when so acting will have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents will have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, will perform all the duties of the President, and when so acting will have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents will have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, the President or the Chairman of the Board if there is no President.

          Section 10. SECRETARY. The Secretary will keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether or regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of share present or represented at shareholders' meetings, and the proceedings thereof.

          The Secretary will keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary will give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he will keep the seal of the Corporation, if one be adopted, in safe custody, and will have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

          The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, will, in the absence of disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

          Section 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account will be open at all reasonable times to inspection by any director.

          The Chief Financial Officer will deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He will disburse the funds of the Corporation as may be ordered by the Board of Directors, will render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and will have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

          The Assistant Chief Financial Officer or the Assistant Chief Financial Officers, in the order of their seniority, will, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and will have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

          Section 12. SALARIES. The salaries of the officers will be fixed from time to time by the Board of Directors and no officer will be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS


               The Corporation will, to the maximum extent permitted by the General Corporation Law of California, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact any such person is or was a director or officer of the Corporation and will advance to such director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by such law. For purposes of this ARTICLE VI, a "DIRECTOR" or "OFFICER" of the Corporation includes any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. The Board of Directors may in its discretion provide by resolution for such indemnification of, or advance of expenses to, other agents of the Corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the California General Corporation law.


                                  ARTICLE VII

                               RECORDS AND REPORTS


          Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Corporation will keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

          A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding Voting shares of the Corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five days' prior written demand upon the Corporation, and/or (ii) obtain from the transfer agent of the Corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such list will be made available to such shareholder or shareholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders will also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this SECTION 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

          Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation will keep at its principal executive office, or if its principal executive office is not in the State of California at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which will be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this state and the Corporation has no principal business office in this state, the Secretary will, upon the written request of any shareholder, furnish to such shareholder a copy of the Bylaws as amended to date.

          Section 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.
The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors will be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes will be kept in written form and the accounting books and records will be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records will be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection may he made in person or by an agent or attorney, and will include the right to copy and make extracts. The foregoing rights of inspection will extend to the records of each subsidiary Corporation of the Corporation.

          Section 4. INSPECTION BY DIRECTORS. Every director will have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary Corporations. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

          Section 5. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein will be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they deem appropriate.

          Section 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation will be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement will be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy will be mailed to any such shareholder.

          If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the Corporation as of the end of such period, the Chief Financial Officer will cause such statement to be prepared, if not already prepared, and will deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report will likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

          The Corporation also will, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

          The quarterly income statements and balance sheets referred to in this section will be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

          Section 7. ANNUAL STATEMENT OF GENERAL INFORMATION. The Corporation will each year during the calendar month in which its Restated Articles of Incorporation were originally filed with the California Secretary of State, or at any time during the immediately preceding five (5) calendar months, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS


          Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, (other than action by shareholders by written consent without a meeting) the Board of Directors may fix, in advance, a record date, which will not be more than sixty (60) nor less than ten (10) days prior to any such action, and in such case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid, except as otherwise provided in the California General Corporation Law.

          If the Board of Directors does not fix a record date, the record date for determining shareholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

          Section 2. CHECK, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, will be signed or endorsed by such person or persons and in such manner as, from time to time, will be determined by resolution of the Board of Directors.

          Section 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

          Section 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the Corporation will be issued to each shareholder when any such shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that such certificates will state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates will be signed in the name of the Corporation by the Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile


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

signature has been placed upon a certificate will have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

          Section 5.  LOST CERTIFICATES.  Except as hereinafter in this
SECTION 5 provided, no new certificates for shares will be issued in lieu of an old certificate unless the matter is surrendered to the Corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

          Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other Corporation or Corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other Corporation or Corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.


                                   ARTICLE IX

                                   AMENDMENTS


          Section 1. AMENDMENT BY SHAREHOLDERS. New By-laws may be adopted or these By-laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Restated Articles of Incorporation of the Corporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Restated Articles of Incorporation, and; provided, further that until either (x) the Original Investors (as defined in ARTICLE III, SECTION 2) in the aggregate are no longer the record and beneficial owners of at least 500,000 shares (adjusted as provided in ARTICLE III, SECTION 2) of the Corporation's Common Stock and/or Series A Preferred Stock or (y) until the Corporation will have completed an initial public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of capital stock to the public, any amendment to ARTICLE III, SECTION 2 or this ARTICLE IX, SECTION 1 will require the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a class.

          Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in SECTION 1 of this ARTICLE IX, By-laws may be adopted, amended or repealed by the Board of Directors; provided, however that until either (A) the Original Investors (as defined in ARTICLE III, SECTION 2) in the aggregate are no longer the record and beneficial owners of at least 500,000 shares (adjusted as provided in ARTICLE III, SECTION 2) of the Corporation's Common Stock and/or Series A Preferred Stock or (B) until the Corporation will have completed an initial public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale to the public of capital stock of the corporation, any amendment to ARTICLE III, SECTION 2, or this ARTICLE IX, SECTION 2 will require the vote of a number of directors equal to at least a majority of the whole Board including, as a part of any such majority, at least one of the directors representing such Original Investors.

                                    ARTICLE X

                                     GENERAL


          Section 1. GOVERNING LAW. This Corporation is organized under the provisions of the California General Corporation Law (Corporation Code
Sections 100-2319) as in effect on the date of filing of its Restated Articles of Incorporation, namely OCTOBER, 1995 . Upon such filing the California Secretary of State assigned the following Corporation number to this Corporation; 1412812. The corporate affairs of this Corporation will be governed by and conducted in accordance with the provisions of the California General Corporation Law, as the same presently exist and are from time to time hereafter amended or superseded, except in those instances where the Restated Articles of Incorporation or Bylaws of this Corporation, now or through amendment hereafter, may adopt alternative rules which are permissible under the California General Corporation Law. Any provision (or portion thereof) in these Bylaws which is not permissible under the California General Corporation Law or is inconsistent with the Restated Articles of Incorporation of this Corporation (as they may from time to time be amended and supplemented) is void, but the balance of these Bylaws will nevertheless be valid and effective.

          Section 2. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law will govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "PERSON" includes both a Corporation and a natural person.

                            CERTIFICATE OF SECRETARY


          I, Daniel J. Daou, Secretary of Daou Systems, Inc., a California corporation, do hereby certify that the foregoing Amended and Restated Bylaws of Daou Systems, Inc. are the duly adopted Amended and Restated Bylaws of said Corporation as they are in effect on the date hereof.

          IN WITNESS WHEREOF, I have subscribed my name this 19th day of October, 1995.


                              /s/ Daniel J. Daou
                              -------------------------------------------------
                              Daniel J. Daou, Secretary



















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